Exhibit 99.1
Target Hospitality to Present at the Bank of America Energy Credit Conference

THE WOODLANDS, Texas, June 8, 2021 (PRNewswire) – Target Hospitality Corp. (“Target Hospitality”, “Target” or the “Company”) (NASDAQ: TH), the largest provider of vertically-integrated specialty hospitality accommodations with premium food management and value-added hospitality services in the U.S., today announced that it will present at the Bank of America Energy Credit Conference on Wednesday, June 9, 2021, at 3:00 pm Eastern Time (2:00 pm Central Time).

The event will be broadcast live via webcast.  A link to the webcast will be available through the Investors section of Target Hospitality’s website at www.TargetHospitality.com.

A replay of the presentation will be available through the Investors section of Target Hospitality’s website for a limited time.

About Target Hospitality

Target Hospitality is the largest provider of vertically integrated specialty rental accommodations and value-added hospitality services in the United States. Target Hospitality builds, owns and operates customized housing communities for a range of end users, and offers a full suite of cost-effective hospitality solutions including culinary, catering, concierge, laundry and security services as well as recreational facilities. Target Hospitality primarily serves the energy and government sectors, and its growing network of communities is designed to maximize workforce productivity and satisfaction.

Investor Contact
Mark Schuck
(832) 702 – 8009
ir@targethospitality.com